EXHIBIT 3.2
BYLAWS
OF
SEARS OIL AND GAS CORPORATION

SEARS OIL AND GAS CORPORATION, a Company organized under the laws of the state of Nevada on September 9, 2005, hereby amends its Articles of Incorporation.

ARTICLE 1.  NAME

The name of the Company (hereinafter called ?Company@) is SEARS OIL AND GAS CORPORATION.

ARTICLE II. DURATION

The period of duration of the Company is perpetual or until dissolved according to law.

ARTICLE III. REGISTERED OFFICE

The location of its registered office is 351-B Linden Street, Fort Collins, Colorado 80524.

ARTICLE IV. REGISTERED AGENT

The name and address of its registered agent is William C. Sears, P.O. Box 1087, Laporte, Colorado 80535.

ARTICLE V. PURPOSE

This Company is organized for profit, and the purpose of this Company is to engage in and carry on any lawful business or trade and exercise all powers granted to a Company formed under the Revised Statutes of the State of Nevada, including any amendments thereto or successor statute that may hereinafter be enacted.

ARTICLE VI. AUTHORIZED SHARES

The Company shall have the authority to issue 75,000,000 shares of common stock having a par value of $.0001 per share.

The designations, voting powers, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions of the above classes of stock are as follows:

Any stock of the Company may be issued for money, property, services rendered, labor done, cash advances for the Company or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received therefore shall be conclusive and said stock when issued shall be fully paid and nonassessable

All shares of Stock of the Company shall be of the same class without preference or distinction; shall have the same rights and privileges; shall be non-assessable; shall not be subject to the payment of corporate debts; shall be fully paid when issued; shall not be entitled to pre-emptive rights; and shall have full voting rights and privileges.

The Stock may be issued as and when the Board of Directors shall determine, and the vote or assent of the stockholders shall not be necessary for such issue.

In furtherance thereof, the Board of Directors is authorized, at any time and from time to time, to provide for the issuance of shares of Stock in one or more series with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated or expressed in these Articles of Incorporation or any amendment thereto including, but not limited to, determination of any of the following:

(a) the distinctive serial designation and the number of shares constituting a series;

(b) the dividend rate or rates, whether dividends are cumulative and, if so, from which date, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

(c) the voting powers, full, or limited, if any, of the shares of the series;

(d) whether the shares are redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed;

(e) the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company prior to any payment or distribution of the assets of the Company to any class or classes of stock of the Company ranking junior to the Preferred Stock;

(f) whether the shares are entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of a series and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

(g) whether the shares are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Company and, if so convertible or exchangeable, the conversation price or prices, or the rates of exchange, and the adjustments thereof, if any, at which the conversion or exchange may be made; and any other terms and conditions of the conversion or exchange; and

(h) any other preferences, privileges and powers, and relative participating, optional or other special rights, and qualifications, limitations or restrictions of a series, as the Board of Directors may deem advisable and as are not inconsistent with the provisions of these Articles of Incorporation.

Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Stock, the holders of the Stock shall have no voting power with respect to any matter whatsoever.

Shares of Stock which have been issued and reacquired in any manner by the Company will have the status of authorized and un-issued shares of Stock and may be reissued.

No holder of shares of any class shall have any right, Pre-emptive or other, to subscribe for or to purchase from the Company any of the shares designated as the Stock hereafter issued or sold.

ARTICLE VII. ASSESSMENT OF SHARES

The capital stock of the Company, after the amount of the consideration for the issuance of shares, as determined by the Board of Directors, has been paid, is not subject to assessment to pay the debts of the Company and no stock issued as fully paid may ever be assessed, and the Articles of Incorporation cannot be amended in this respect.

ARTICLE VIII. PREEMPTIVE RIGHTS

No holder of shares of the capital stock of the Company shall have any pre-emptive or preferential rights of subscription to any shares of any class of stock of the Company, whether now or hereafter authorized, or to any obligations convertible into stock of the Company, issued or sold. The term Aconvertible obligations@ as used herein shall include any notes, bonds, or other evidences of indebtedness to which are attached or with which are issued warrants or other rights to purchase stock of the Company.

ARTICLE IX. VOTING SHARES

Each outstanding share of common stock of the Company shall be entitled to one vote on each matter submitted to a vote ay any meeting of the stockholders. Each stockholder shall be entitled to vote his or its shares in person or by proxy, executed in writing by such stockholder, or by his duly authorized attorney-in-fact. At each election of Directors, every stockholder entitled to vote in such election shall have the right to vote in person or by proxy the number of shares owned by him or it for as many persons as there are Directors to be elected and for whose election he or it has the right to vote, but the shareholder shall have no right to accumulate his or its votes with regard to such election.

ARTICLE X. BYLAWS

Provisions for the regulation of the internal affairs of the Company shall be set forth in the Bylaws. In furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors is expressly authorized to make, amend, alter, change, add to, or repeal Bylaws of the Company without any action on the part of the stockholders. Any specific provision in the Bylaws regarding amendment thereof shall be controlling.

ARTICLE XI. DIRECTORS

The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. The number of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Company. Elections of Directors need not be by written ballot. The name and address, either residence or business, of the sole member of the Board of Directors is as follows:

William C. Sears
P.O. Box 1087
Laporte CO 80535

 ARTICLE XII. BUSINESS COMBINATIONS

The Board of Directors of the Company, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Company, (b) merge or consolidate the Company with another Company, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, may, in connection with the exercise of its judgment in determining what is in the best interests of the Company and its stockholders, give due consideration to (i) all relevant factors, including without limitation the social, legal, environmental, and economic effect on the communities and geographical areas in which the Company and its subsidiaries operate or are located and on any of the businesses and properties of the Company or any of its subsidiaries, as well as such other factors as the directors deem relevant, and (ii) not only the financial consideration being offered in relation to the then current market price for the Company=s outstanding shares of capital stock, but also in relation to the then current value of the Company in a freely negotiated transaction and in relation to the Board of Director=s estimate of the future value of the Company (including the unrealized value of its properties and assets) as an independent going concern.

ARTICLE XIII. INDEMNIFICATION

The Company shall indemnify any person who was or is a party or is threatened by or made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another company, partnership, joint venture trust or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and under the circumstances permitted by the Laws of the State of Nevada. Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in the Laws of the State of Nevada Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding or (2) if such quorum is not obtainable, or even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE XIV. INDEMNITY AGREEMENTS

The Board of Directors is authorized on behalf of the Company to authorize and approve indemnity agreements between the Company and each director and each officer, in form and content acceptable to the Board, which agreements shall provide that the Company shall indemnify (and advance expenses to) the indemnitee to the fullest extent permitted by applicable law as such law may be in effect at the time any such indemnification under any such agreement may be sought, no later than 30 days after a written demand has been made therefore, against all expenses, judgments, fines, penalties, excise taxes, and amounts paid in settlement for claims with respect to events relating to indemnitee=s service with or for the Company, and which agreements shall provide that in any proceeding to enforce the obligation to indemnify such person, the Company shall have the burden to establish that such indemnification is prohibited; provided, however, that such agreements shall, in form and content acceptable to the Board, exclude from indemnification a judgment or other final adjudication adverse to indemnitee that established (a) that his or her acts were committed in bad faith or were the result of deliberate dishonesty, or (b) that he or she in fact gained a financial advantage to which he or she was not legally entitled, in which event the amount of the indemnification shall be reduced by the amount of such financial advantage gained.

ARTICLE XV. COMMON DIRECTORS-TRANSACTIONS BETWEEN COMPANIES

No contract or other transaction between this Company and one or more of its directors or officers or any other Company, firm, association, or entity in which one or more of its directors or officers are directors or officers or are financially interested, or have interests therein which are or might be adverse to the interests of this Company, shall be either void or voidable because of such relation or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies this contract or transaction by vote or consent sufficient for the purpose without counting the votes or consent of such interested directors; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the Company.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies such contractor transaction.

ARTICLE XVI. LIMITATION OF LIABILITY

The liability of the Directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under Nevada law.

No Director shall be personally liable to the Company or any of its stockholders for monetary damages for breach of duty as a Director, except for liability if a judgment or other final adjudication adverse to him establishes that his acts or omissions breached his duty of loyalty to the Company or its stockholders, or for an act or omission not in good faith, or which involves intentional misconduct or a knowing violation of law, or for any transaction from which the Director derived an important personal benefit.

If Nevada law is hereafter amended to authorize broader elimination or limitation of liability of a Director then in addition to the foregoing elimination of liability, upon the effective date of such amendment the liability of the Director shall without further act also be eliminated and limited to such broader extent to the fullest extent permitted by law.

The provisions of this Article shall be deemed to be a contract with each Director of the Company who serves as such at any time while such provisions are in effect, and each such Director shall be deemed to be serving as such in reliance on the provision of this Article. No repeal or amendment of these Articles of this Company shall adversely affect any right or any elimination or limitation of liability of a Director existing at the time of the repeal or amendment.

ARTICLE XVII.

The period of duration of this Company is perpetual.

ARTICLE XIX. STOCKHOLDER MEETINGS

Meetings of the stockholders may be held within or without the State of Nevada as the Bylaws may provide. The books of the Company may be kept (subject to any provision contained in the statutes) outside of the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Company.

ARTICLE XVIII.

The Company reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

EXECUTED this ________ day of ______________________, 2007

_________________________________
William C. Sears